                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This  EMPLOYMENT  AGREEMENT  is made and entered into as of the 15th day of
May, 2001(the  "Effective  Date"), by and between Cinergy and Bernard F. Roberts
(the  "Executive").  The  capitalized  words  and  terms  used  throughout  this
Agreement are defined in Section 11.

                                    Recitals

     The Executive is qualified and available to assume  responsibility  for and hold the position of Vice President and  Comptroller.  Cinergy desires to secure the employment of the Executive in accordance with this Agreement.

     The  Executive  is willing to enter and continue to remain in the employ of
Cinergy, on the terms and conditions set forth in this Agreement.

                                    Agreement

     In consideration of the mutual premises, covenants and agreements set forth below, the parties agree as follows:

1.   Employment and Term

     a.   Cinergy  agrees to employ the Executive,  and the Executive  agrees to enter and  remain in the employ of  Cinergy,  in  accordance  with the terms and provisions of this Agreement,  for the Employment Period set forth in  Subsection  b. The parties  agree that the  Company  will be responsible  for  carrying  out all of the  premises,  covenants,  and agreements of Cinergy set forth in this Agreement.

     b.   The  Employment  Period  of this  Agreement  will  commence  as of the
          Effective Date and continue  until  December 31, 2003;  provided that, commencing on December 31, 2001, and on each  subsequent  December 31, the  Employment  Period will be extended for one (1)  additional  year unless either party gives the other party written notice not to extend this  Agreement at least ninety (90) days before the  extension  would otherwise become effective.

2.   Duties and Powers of Executive

     a.   Position.  The  Executive  will serve  Cinergy as Vice  President  and
          Comptroller. He will have such responsibilities, duties, and authority as are  customary  for someone of that  position  and such  additional duties,  consistent with his position,  as may be assigned to him from time to time during the  Employment  Period by the Board of Directors, the Chief Executive  Officer,  or the senior executive officer to whom he directly  reports.  Executive  shall  devote  substantially  all of
          Executive's business time, efforts and attention to the performance of
          Executive's duties under this Agreement;  provided, however, that this requirement shall not preclude Executive from reasonable participation in civic,  charitable or professional  activities or the management of
          Executive's  passive  investments,  so long as such  activities do not materially  interfere with the performance of Executive's duties under this Agreement.

     b.   Place of Performance.  In connection with the Executive's  employment, the  Executive  will be based at the  principal  executive  offices of
          Cinergy, 139 East Fourth Street, Cincinnati, Ohio. Except for required business travel to an extent substantially consistent with the present business travel  obligations of Cinergy  executives who have positions of authority  comparable to that of the Executive,  the Executive will not be required to relocate to a new principal  place of business that is more than  thirty  (30) miles from  Cinergy's  principal  executive offices.

3.   Compensation. The Executive will receive the following compensation for his services under this Agreement.

     a.   Salary.  The  Executive's  Annual  Base  Salary,  payable in  pro-rata installments not less often than  semi-monthly,  will be at the annual rate of not less than  $210,000  (subject to  across-the-board  salary reductions  described  below).  Any increase in the Annual Base Salary will not serve to limit or  reduce  any other  obligation  of  Cinergy under this  Agreement.  The  Annual  Base  Salary  will not be reduced except for across-the-board  salary reductions similarly affecting all
          Cinergy  management  personnel.  If Annual Base Salary is increased or reduced during the Employment  Period,  then such adjusted salary will thereafter  be the  Annual  Base  Salary for all  purposes  under this
          Agreement.

     b.   Retirement,  Incentive,  Welfare  Benefit  Plans and  Other  Benefits.
          During the  Employment  Period,  the Executive  will be eligible,  and
          Cinergy  will take all  necessary  action to cause  the  Executive  to become  eligible,  to  participate  in all  short-term  and  long-term incentive,  stock option, restricted stock, performance unit, savings,
          retirement  and  welfare  plans,  practices,   policies  and  programs
          applicable  generally  to other senior  executives  of Cinergy who are considered Tier III executives for compensation purposes,  except with respect  to any  plan,  practice,  policy  or  program  to  which  the
          Executive has waived his rights in writing.

          Upon his  retirement on or after having  attained age fifty (50),  the
          Executive  will be  eligible  for  comprehensive  medical  and  dental benefits which are not materially different from the benefits provided under the Retirees'  Medical Plan and the Retirees'  Dental Plan.  The
          Executive,   however,  will  receive  the  maximum  level  of  subsidy
          currently  applicable to similarly  situated active Cinergy  employees that is provided by Cinergy to retirees,  as of the Effective  Date of this  Agreement,  for  purposes of  determining  the amount of monthly premiums due from the Executive.

          The Executive will be a participant in the Annual  Incentive Plan, and the  Executive  will be paid  pursuant to the terms and  conditions of that plan an annual  benefit of up to fifty-two  and one-half  percent
          (52.5%) of the  Executive's  Annual Base Salary (the  "Maximum  Annual
          Bonus"),  with a target of no less than  thirty  percent  (30%) of the
          Executive's Annual Base Salary (the "Target Annual Bonus").

          The Executive  will be a participant  in the Long-Term  Incentive Plan
          (the "LTIP"), and the Executive's  annualized target award opportunity under  the LTIP  will be equal to no less  than  seventy-five  percent
          (75%) of his Annual Base Salary (the "Target LTIP Bonus").

     c.   Fringe Benefits and  Perquisites.  During the Employment  Period,  the
          Executive will be entitled to the following additional fringe benefits in accordance with the terms and conditions of Cinergy's  policies for such fringe benefits:

          (i)  Cinergy will furnish to the Executive an  automobile  appropriate
               for  the  Executive's   level  of  position,   or,  at  Cinergy's
               discretion,  a cash allowance of equivalent  value.  Cinergy will also pay all of the related  expenses  for  gasoline,  insurance, maintenance, and repairs, or provide for such expenses within the cash allowance.

          (ii) Cinergy  will  pay  the  initiation  fee  and  the  annual  dues, assessments,  and other  membership  charges of the Executive for membership in a country club selected by the Executive.

          (iii)Cinergy will  provide  paid  vacation for four (4) weeks per year
               (or such longer period for which Executive is otherwise  eligible under Cinergy's policy).

          (iv) Cinergy will furnish to the Executive annual  financial  planning and tax preparation services.

          (v)  Cinergy  will provide  reasonable  costs of  relocating  from the
               Cincinnati, Ohio area to a new primary residence in a manner that is consistent with the terms of the Relocation  Program following termination of the Executive's employment for any reason

          (vi) Cinergy will provide  other fringe  benefits in  accordance  with
               Cinergy plans,  practices,  programs, and policies in effect from time  to  time,  commensurate  with  his  position  and at  least
               comparable   to  those   received  by  other   Cinergy  Tier  III
               executives.

     d.   Expenses.  Cinergy agrees to reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the  performance  of his duties under this  Agreement in accordance with  the  policies  established  from  time to time by the  Board  of
          Directors.

4.   Termination of Employment

     a.   Death. The Executive's  employment will terminate  automatically  upon the Executive's death during the Employment Period.

     b.   By Cinergy for Cause. Cinergy may terminate the Executive's employment
          during  the  Employment   Period  for  Cause.  For  purposes  of  this
          Employment Agreement, "Cause" means the following:

          (i)  The  willful  and   continued   failure  by  the   Executive   to
               substantially  perform the Executive's duties with Cinergy (other than any such failure  resulting from the Executive's  incapacity due to physical or mental illness) that, if curable, has not been cured  within 30 days after the Board of  Directors  or the Chief
               Executive Officer has delivered to the Executive a written demand for substantial performance, which demand specifically identifies the manner in which the Executive has not substantially performed his  duties.  This  event  will  constitute  Cause  even  if  the
               Executive issues a Notice of Termination for Good Reason pursuant to Subsection 4d after the Board of Directors or Chief  Executive
               Officer delivers a written demand for substantial performance.

          (ii) The breach by the Executive of the confidentiality provisions set forth in Section 9.

          (iii)The  conviction of the Executive for the  commission of a felony, including the entry of a guilty or nolo  contendere  plea, or any willful or grossly  negligent action or inaction by the Executive that has a materially adverse effect on Cinergy.  For purposes of this  definition  of Cause,  no act,  or failure  to act,  on the
               Executive's  part will be deemed  "willful" unless it is done, or omitted to be done,  by the  Executive  in bad faith and  without reasonable  belief that the  Executive's  act, or failure to act, was in the best interest of Cinergy.

     c.   By Cinergy  Without Cause.  Cinergy may, upon at least 30 days advance written notice to the Executive,  terminate the Executive's employment during the  Employment  Period for a reason other than Cause,  but the obligations placed upon Cinergy in Section 5 will apply.

     d.   By the  Executive  for Good Reason.  The  Executive  may terminate his employment during the Employment Period for Good Reason.  For purposes of this Agreement, "Good Reason" means the following:

          (i)  A reduction in the  Executive's  Annual Base  Salary,  except for
               across-the-board   salary  reductions   similarly  affecting  all
               Cinergy management personnel, or a reduction in any other benefit or payment  described in Section 3 of this Agreement,  except for changes to the employee  benefits  programs  generally  affecting
               Cinergy management personnel, provided that those changes, in the aggregate,  will not result in a  material  adverse  change  with respect to the benefits to which the Executive was entitled as of the Effective Date.

          (ii) The  material  reduction  without his consent of the  Executive's title,  authority,  duties,  or  responsibilities  from  those in effect immediately prior to the reduction,  or a material adverse change in the Executive's reporting responsibilities.

          (iii)Any  breach by Cinergy of any other  material  provision  of this
               Agreement  (including but not limited to the place of performance as specified in Subsection 2b).

          (iv) The  Executive's  disability due to physical or mental illness or injury that precludes the Executive  from  performing any job for which  he is  qualified  and  able  to  perform  based  upon  his education, training or experience.

          (v)  A failure by the Company to require any  successor  entity to the
               Company  specifically  to assume in writing all of the  Company's obligations to the Executive under this Agreement.

     For purposes of  determining  whether Good Reason  exists with respect to a
Qualifying  Termination  occurring on or within 24 months  following a Change in
Control, any claim by the Executive that Good Reason exists shall be presumed to be correct  unless the Company  establishes to the Board by clear and convincing evidence that Good Reason does not exist.

     e.   By the Executive Without Good Reason.  The Executive may terminate his employment  without  Good  Reason  upon  prior  written  notice to the
          Company.

     f.   Notice of Termination.  Any termination of the Executive's  employment by Cinergy or by the  Executive  during the  Employment  Period (other than a termination due to the Executive's  death) will be communicated by a  written  Notice  of  Termination  to the  other  party  to  this
          Agreement  in  accordance  with  Subsection  12b. For purposes of this
          Agreement,  a "Notice  of  Termination"  means a written  notice  that specifies the particular  provision of this Agreement  relied upon and that sets  forth in  reasonable  detail  the  facts and  circumstances claimed to provide a basis for terminating the Executive's  employment under the specified provision. The failure by the Executive or Cinergy to set forth in the  Notice of  Termination  any fact or  circumstance that  contributes  to a showing of Good Reason or Cause will not waive any right of the Executive or Cinergy under this Agreement or preclude the Executive or Cinergy from asserting that fact or  circumstance  in enforcing rights under this Agreement.

5.   Obligations of Cinergy Upon Termination.

     a.   Certain Terminations

          (i)  If a Qualifying  Termination occurs during the Employment Period,
               Cinergy  will pay to the  Executive a lump sum  amount,  in cash, equal to the sum of the following Accrued Obligations:

               (1)  the pro-rated portion of the Executive's  Annual Base Salary payable through the Date of  Termination,  to the extent not previously paid.

               (2)  any  amount  payable  to  the  Executive  under  the  Annual
                    Incentive  Plan in  respect of the most  recently  completed fiscal year, to the extent not theretofore paid.

               (3)  an amount  equal to the AIP Benefit for the fiscal year that includes the Date of  Termination  multiplied by a fraction, the  numerator  of  which  is the  number  of days  from the beginning of that fiscal year to and  including  the Date of
                    Termination  and the  denominator  of which is three hundred and  sixty-five  (365).  The AIP  Benefit  component  of the calculation  will be equal to the  annual  bonus  that would have been  earned by the  Executive  pursuant  to any annual bonus or incentive plan  maintained by Cinergy in respect of the fiscal year in which  occurs the date of  determination, determined by  projecting  Cinergy's  performance  and other applicable  goals and  objectives for the entire fiscal year based on  Cinergy's  performance  during  the period of such fiscal year occurring prior to the Date of Termination,  and based on such other  assumptions  and rates as Cinergy deems reasonable.(3)

               (4)  the Accrued  Obligations  described in this Paragraph  5a(i)
                    will be paid  within  thirty  (30)  days  after  the Date of
                    Termination.  These Accrued  Obligations  are payable to the
                    Executive  regardless  of  whether a Change in  Control  has occurred.

          (ii) In the  event of a  Qualifying  Termination  either  prior to the occurrence of a Change in Control,  or more than twenty-four (24)
               months  following the occurrence of a Change in Control,  Cinergy will pay the  Accrued  Obligations,  and  Cinergy  will  have the following additional obligations:

               (1)  Cinergy  will pay to the  Executive  a lump sum  amount,  in cash,  equal to three (3) times the sum of the  Annual  Base
                    Salary and the Annual Bonus.  For this  purpose,  the Annual
                    Base Salary will be at the rate in effect at the time Notice of  Termination  is  given  (without  giving  effect  to any reduction  in  Annual  Base  Salary,  if any,  prior  to the termination,  other than across-the-board  reductions),  and the Annual  Bonus will be the higher of (A) the annual bonus earned by the  Executive  pursuant  to any  annual  bonus or incentive plan  maintained by Cinergy in respect of the year ending  immediately prior to the fiscal year in which occurs the Date of Termination, and (B) the annual bonus that would have been  earned by the  Executive  pursuant  to any annual bonus or incentive plan  maintained by Cinergy in respect of the fiscal  year in which  occurs  the Date of  Termination, calculated by  projecting  Cinergy's  performance  and other applicable  goals and  objectives for the entire fiscal year based on  Cinergy's  performance  during  the period of such fiscal year occurring prior to the Date of Termination,  and based on such other  assumptions  and rates as Cinergy deems reasonable;  provided,  however  that for  purposes  of this
                    Subsection 5a(ii)(1)(B),  the Annual Bonus shall not be less than the Annual Target  Bonus,  nor greater than the Maximum
                    Target  Bonus for the year in which the Date of  Termination occurs.  This lump sum will be paid within  thirty (30) days of the Date of Termination.

               (2)  Subject to Clauses  (A),  (B) and (C)  below,  Cinergy  will provide, until the end of the Employment Period, medical and dental  benefits  to the  Executive  and/or the  Executive's dependents  at least  equal to those  that  would  have been
                    provided  if  the   Executive's   employment  had  not  been
                    terminated  (excluding  benefits to which the  Executive has waived his rights in writing). The benefits described in the preceding  sentence will be in  accordance  with the medical and welfare benefit plans, practices,  programs, or policies of Cinergy (the "M&W Plans") as then currently in effect
                    and applicable  generally to other Cinergy senior executives and their families.

                    (A)  If,  as of the  Executive's  Date of  Termination,  the
                         Executive  meets  the  eligibility   requirements   for
                         Cinergy's  retiree  medical and welfare  benefit plans,
                         the  provision  of those  retiree  medical  and welfare
                         benefit plans to the Executive  will satisfy  Cinergy's
                         obligation under this Subparagraph 5a(ii)(2).

                    (B)  If,  as of the  Executive's  Date of  Termination,  the
                         provision to the Executive of the M&W Plan benefits
                         described in this  Subparagraph  5a(ii)(2) would either
                         (1)  violate  the  terms of the  M&W  Plans (or any
                         related  insurance  policies) or (2) violate any of the
                         Code's nondiscrimination requirements applicable to the
                         M&W Plans,  then Cinergy,  in its sole  discretion,
                         may elect to pay the Executive,  in lieu of the M&W
                         Plan  benefits   described   under  this   Subparagraph
                         5a(ii)(2),  a lump sum cash payment  equal to the total
                         monthly premiums (or in the case of a self funded plan,
                         the cost of COBRA  continuation  coverage)  that  would
                         have been paid by Cinergy for the  Executive  under the
                         M&W Plans from the Date of Termination  through the
                         end of the Employment Period, grossed up for the effect
                         of federal,  state and local income  taxes.  Nothing in
                         this Clause will affect the Executive's  right to elect
                         COBRA  continuation  coverage  under a M&W  Plan in
                         accordance  with  applicable law, and Cinergy will make
                         the payment described in this Clause whether or not the
                         Executive  elects  COBRA  continuation   coverage,  and
                         whether or not the Executive  receives  health coverage
                         from another employer.

                    (C)  If the Executive  becomes  employed by another employer and is  eligible  to receive  medical or other  welfare
                         benefits  under  another  employer-provided  plan,  any
                         benefits  provided to the  Executive  under the M&W
                         Plans will be  secondary  to those  provided  under the
                         other  employer-provided  plan  during the  Executive's
                         applicable period of eligibility.

               (3)  Cinergy  will  provide tax  counseling  services  through an agency  selected  by the  Executive,  not to exceed  fifteen thousand dollars ($15,000.00) in cost.

               (4)  Title  and  ownership  of  the  automobile  assigned  to the
                    Executive by Cinergy will be  transferred  to the  Executive within thirty (30) days of the Date of  Termination.  To the extent there is imputed  income to the  Executive  resulting from the  transfer of title,  the  Executive  will receive a cash payment equal to the amount of federal, state and local income  taxes  resulting  from  this  transfer  as  soon  as administratively  feasible  after the transfer is effective.
                    At Cinergy's  discretion,  a cash  payment of an  equivalent value of the automobile and  corresponding  income taxes may be paid in lieu of the assignment of the automobile.

               (5)  Cinergy will pay to the Executive the lump sum present value of  any  benefits  under  the  Executive  Supplemental  Life
                    Program under the terms of the applicable plan or program as of the Date of  Termination,  calculated as if the Executive was fully vested as of the Date of Termination. The lump sum present value,  assuming commencement at age 50 or age as of the Date of Termination if later,  will be determined  using the  interest  rate  applicable  to lump sum payments in the
                    Cinergy  Corp.  Non-Union  Employees'  Pension  Plan  or any
                    successor  to that plan for the plan year that  includes the
                    Date of Termination.  To the extent no such interest rate is provided therein,  the annual interest rate applicable under section  417(e)(3) of the Code, or any  successor  provision thereto,  for the second full calendar  month  preceding the first day of the  calendar  year that  includes  the Date of
                    Termination  will be used. This lump sum will be paid within thirty (30) days of the Date of Termination.

          (iii)In the event of a Qualifying  Termination  during the twenty-four
               (24) month period  beginning  upon the  occurrence of a Change in
               Control,  Cinergy will pay the Accrued  Obligations,  and Cinergy will also have the following additional obligations:

               (1)  Cinergy  will  pay to the  Executive  a lump  sum  severance payment, in cash, equal to three (3) times the higher of (x)
                    the sum of the  Executive's  current  Annual Base Salary and
                    Target  Annual  Bonus  and (y)  the  sum of the  Executive's
                    Annual Base Salary in effect immediately prior to the Change in Control and the Change in Control Bonus.  For purposes of this  Agreement,  the Change in Control Bonus shall mean the higher  of (A) the  annual  bonus  earned  by the  Executive pursuant to any annual bonus or incentive plan maintained by
                    Cinergy in respect of the year ending  immediately  prior to the fiscal year in which occurs the Date of Termination  or, if higher,  immediately  prior to the  fiscal  year in which occurs the Change in Control,  and (B) the annual bonus that would  have been  earned by the  Executive  pursuant  to any annual  bonus or  incentive  plan  maintained  by Cinergy in respect of the year in which occurs the Date of Termination, calculated by  projecting  Cinergy's  performance  and other applicable  goals and  objective  for the entire fiscal year based on  Cinergy's  performance  during  the period of such fiscal year occurring prior to the Date of Termination,  and based on such other  assumptions  and rates as Cinergy deems reasonable,  provided,  however,  that for  purposes of this
                    Subsection  5a(iii)(1)(B),  such  Change in  Control  Annual
                    Bonus shall not be less than the Annual  Target  Bonus,  nor greater than the Maximum Target Bonus. This lump sum will be paid within thirty (30) days of the Date of Termination.

               (2)  Cinergy will pay to the Executive the lump sum present value of  any  benefits  under  the  Executive  Supplemental  Life
                    Program under the terms of the applicable plan or program as of the Date of  Termination,  calculated as if the Executive was fully vested as of the Date of Termination. The lump sum present value,  assuming commencement at age 50 or age as of the Date of Termination if later,  will be determined  using the  interest  rate  applicable  to lump sum payments in the
                    Cinergy  Corp.  Non-Union  Employees'  Pension  Plan  or any
                    successor  to that plan for the plan year that  includes the
                    Date of Termination.  To the extent no such interest rate is provided therein,  the annual interest rate applicable under section  417(e)(3) of the Code, or any  successor  provision thereto,  for the second full calendar  month  preceding the first day of the  calendar  year that  includes  the Date of
                    Termination  will be used. This lump sum will be paid within thirty (30) days of the Date of Termination.

               (3)  The Executive shall be fully vested in his accrued  benefits as of the Date of Termination under the Executive Retirement
                    Plans,   and  his  accrued   benefits   thereunder  will  be
                    calculated  as if the  Executive was credited with three (3)
                    additional  years  of age  and  service  as of the  Date  of
                    Termination.  However,  Cinergy will not commence payment of such  benefits  until the Executive has attained age 50. For
                    purposes  of   determining   benefits  under  the  Executive
                    Retirement  Plans,  the  definition  of earnings will be the same as defined in such plans.

               (4)  For a  thirty-six  (36)  month  period  after  the  Date  of
                    Termination,   Cinergy   will  arrange  to  provide  to  the
                    Executive   and/or   the   Executive's    dependents   life,
                    disability,   accident,   and  health   insurance   benefits
                    substantially similar to those that the Executive and/or the
                    Executive's  dependents are receiving  immediately  prior to the Notice of Termination at a substantially similar cost to the  Executive  (without  giving  effect to any reduction in those  benefits  subsequent  to a  Change  in  Control  that constitutes Good Reason),  except for any benefits that were waived by the Executive in writing.  If Cinergy  arranges to provide the Executive and/or the Executive's dependents with life,  disability,  accident, and health insurance benefits, those  benefits  will be reduced  to the  extent  comparable benefits are actually  received by or made  available to the
                    Executive  and/or  the  Executive's  dependents  during  the thirty-six (36) month period  following the Executive's Date of  Termination.  The  Executive  must report to Cinergy any such benefits that he or his dependents  actually  receives.
                    In  lieu  of  the  benefits   described  in  the   preceding
                    sentences, Cinergy, in its sole discretion, may elect to pay to the Executive a lump sum cash payment equal to thirty-six
                    (36) times the  monthly  premiums  (or in the case of a self funded plan, the cost of COBRA  continuation  coverage) that would have been paid by Cinergy to provide those benefits to the Executive and/or the Executive's dependents,  grossed up for the effect of  federal,  state and local  income  taxes.
                    Nothing  in this  Subparagraph  5a(iii)(4)  will  affect the
                    Executive's  right to elect COBRA  continuation  coverage in accordance  with  applicable  law, and Cinergy will make the
                    payment   described  in  this  Clause  whether  or  not  the
                    Executive elects COBRA continuation coverage, and whether or not the  Executive  receives  health  coverage  from another employer.

               (5)  Title  and  ownership  of  the  automobile  assigned  to the
                    Executive by Cinergy will be  transferred  to the  Executive within thirty (30) days of the Date of  Termination.  To the extent there is imputed  income to the  Executive  resulting from the  transfer of title,  the  Executive  will receive a cash payment equal to the amount of federal, state and local income  taxes  resulting  from  this  transfer  as  soon  as administratively  feasible  after the transfer is effective.
                    At Cinergy's  discretion,  a cash  payment of an  equivalent value of the automobile and  corresponding  income taxes may be paid in lieu of the assignment of the automobile.

               (6)  Cinergy  will  provide tax  counseling  services  through an agency  selected  by the  Executive,  not to exceed  fifteen thousand dollars ($15,000.00) in cost.

               (7)  Cinergy  will  provide  annual dues and  assessments  of the
                    Executive  for  membership in a country club selected by the
                    Executive until the end of the Employment Period.

               (8)  Cinergy will provide  outplacement  services suitable to the
                    Executive's  position until the end of the Employment Period or, if earlier,  until the first acceptance by the Executive of an offer of employment.  At the  Executive's  discretion,
                    15%  of  Annual   Base   Salary  may  be  paid  in  lieu  of
                    outplacement services.

     For purposes of this  Paragraph  5a(iii),  the Executive  will be deemed to have  incurred  a  Qualifying  Termination  upon  a  Change  in  Control  if the
Executive's employment is terminated prior to a Change in Control, without Cause at the direction of a Person who has entered into an agreement with Cinergy, the consummation of which will  constitute a Change in Control,  or if the Executive terminates  his  employment  for Good Reason prior to a Change in Control if the circumstances  or event that  constitutes Good Reason occurs at the direction of such a Person.

     b.   Termination  by Cinergy for Cause or by the  Executive  Other Than for
          Good   Reason.   Subject   to  the   provisions   of  Section  7,  and
          notwithstanding  any  other  provisions  of  this  Agreement,  if  the
          Executive's  employment is terminated  for Cause during the Employment
          Period,  or  if  the  Executive   terminates   employment  during  the
          Employment  Period other than a termination  for Good Reason,  Cinergy will have no further obligations to the Executive under this Agreement other  than  the  obligation  to  pay  to the  Executive  the  Accrued
          Obligations,  plus any other earned but unpaid  compensation,  in each case to theextent not previously paid.

     c.   Certain Tax Consequences.

          (i)  In the event that any  Severance  Benefits paid or payable to the
               Executive  or for  his  benefit  pursuant  to the  terms  of this
               Agreement or otherwise in connection with, or arising out of, his employment  with  Cinergy or a change in  ownership  or effective control of Cinergy or of a  substantial  portion of its assets (a
               "Payment" or "Payments") would be subject to any Excise Tax, then the Executive  will be entitled to receive an additional  payment
               (a "Gross-Up  Payment")  in an amount such that after  payment by the Executive of all taxes  (including  any interest,  penalties, additional tax, or similar items imposed with respect thereto and the  Excise  Tax),  including  any Excise  Tax  imposed  upon the
               Gross-Up Payment, the Executive retains an amount of the Gross-Up
               Payment  equal  to the  Excise  Tax  imposed  upon or  assessable against the Executive due to the Payments.

          (ii) Subject to the provisions of Section 5(iii),  all  determinations required to be made under this Section 5c, including  whether and when a  Gross-Up  Payment  is  required  and the  amount  of such
               Gross-Up  Payment and the  assumptions to be utilized in arriving at such  determination,  shall  be made by the  Accounting  Firm, which shall provide detailed supporting  calculations both to the
               Company and the  Executive  within  fifteen (15) business days of the  receipt of notice from the  Executive  that there has been a
               Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
               Section 5c, shall be paid by Cinergy to the Executive within five
               (5) days of the receipt of the Accounting  Firm's  determination.
               Any  determination  by the Accounting  Firm shall be binding upon
               Cinergy  and  the  Executive.   However,   as  a  result  of  the
               uncertainty in the application of Section 4999 of the Code at the
               time  of  the  initial   determination  by  the  Accounting  Firm
               hereunder,  it is possible that Gross-Up  Payments which will not have been made by Cinergy should have been made ("Underpayment"), consistent with the  calculations  required to be made hereunder.
               In the event that  Cinergy  exhausts  its  remedies  pursuant  to
               Section 5c(iii) and the Executive  thereafter is required to make a payment of any Excise Tax, the Accounting  Firm shall determine the amount of the  Underpayment  that has  occurred  and any such
               Underpayment  shall be  promptly  paid by  Cinergy  to or for the benefit  of the  Executive.  In the event  that the Excise Tax is subsequently  determined  to be less than the  amount  taken into account  hereunder at the time of termination of the  Executive's employment, the Executive shall repay to the Company, at the time that the  amount  of such  reduction  in  Excise  Tax is  finally determined,  the portion of the Gross-Up Payment  attributable to such  reduction  (plus  that  portion  of  the  Gross-Up  Payment attributable  to the  Excise  Tax and  federal,  state  and local income and employment  tax imposed on the Gross-Up  Payment being repaid by the Executive to the extent that such repayment results in a  reduction  in Excise Tax  and/or a federal,  state or local income or employment tax  deduction)  plus interest on the amount
               of  such   repayment  at  the  rate   provided  in  Code  section
               1274(b)(2)(B).

          (iii)The value of any  non-cash  benefits or any  deferred  payment or benefit paid or payable to the  Executive  will be  determined in accordance  with the  principles of Code sections  280G(d)(3) and
               (4).  For  purposes  of  determining  the amount of the  Gross-Up
               Payment, the Executive will be deemed to pay federal income taxes at the highest  marginal rate of federal  income  taxation in the calendar  year in which the  Gross-Up  Payment  is to be made and applicable  state and local income taxes at the highest  marginal rate of  taxation in the state and  locality  of the  Executive's residence  on  the  Date  of  Termination,  net  of  the  maximum reduction  in federal  income  taxes that would be obtained  from deduction of those state and local taxes.

          (iv) Notwithstanding  anything  contained  in  this  Agreement  to the contrary,  in the event that,  according to the Accounting Firm's determination,  an Excise Tax will be  imposed on any  Payment or
               Payments,  Cinergy will pay to the applicable  government  taxing authorities as Excise Tax  withholding,  the amount of the Excise
               Tax that  Cinergy  has  actually  withheld  from the  Payment  or
               Payments in accordance with law.

     d.   Value   Creation  Plan  and  Stock  Options.   Upon  the   Executive's
          termination of employment for any reason, the Executive's  entitlement to restricted  shares and performance  shares under the Value Creation
          Plan and any stock options  granted under the Stock Option Plan or the
          LTIP will be determined  under the terms of the  appropriate  plan and any applicable administrative guidelines and written agreements.

     e.   Deferred   Compensation   Plan  and  401(k)  Excess  Plan.   Upon  the
          Executive's  termination of employment for any reason, the Executive's entitlements,  if any, under the Non-Qualified  Deferred  Compensation
          Plan and 401(k)  Excess Plan shall be  distributed  under the terms of such plans and any  applicable  administrative  guidelines and written agreements.

     f.   Other Fees and Expenses. Cinergy will also reimburse the Executive for all  reasonable  legal fees and expenses  incurred by the Executive in successfully  disputing a  Qualifying  Termination  that  entitles the
          Executive to Severance Benefits.  Payment will be made within five (5)
          business days after delivery of the  Executive's  written  request for payment  accompanied by such evidence of fees and expenses incurred as
          Cinergy reasonably may require.

6.   Non-Exclusivity of Rights.  Nothing in this Agreement will prevent or limit the Executive's  continuing or future  participation in any benefit,  plan, program,  policy,  or  practice  provided  by  Cinergy  and for  which  the
     Executive  may  qualify,  except  with  respect to any benefit to which the
     Executive has waived his rights in writing or any plan, program, policy, or practice that  expressly  excludes the  Executive  from  participation.  In addition,  nothing in this  Agreement  will limit or  otherwise  affect the rights the  Executive may have under any other  contract or agreement  with
     Cinergy  entered  into after the  Effective  Date.  Amounts that are vested benefits or that the  Executive is otherwise  entitled to receive under any benefit,  plan,  program,  policy,  or  practice  of,  or any  contract  or agreement  entered  into  after  the  Effective  Date with  Cinergy,  at or subsequent to the Date of  Termination,  will be payable in accordance with that  benefit,  plan,  program,  policy or  practice,  or that  contract or agreement, except as explicitly modified by this Agreement.

7.   Full  Settlement:  Mitigation.  Cinergy's  obligation  to make the payments provided for in this  Agreement  and  otherwise to perform its  obligations under this  Agreement  will not be affected by any  set-off,  counterclaim, recoupment, defense, or other claim, right, or action that Cinergy may have against  the  Executive  or  others.  In no  event  will the  Executive  be obligated  to seek  other  employment  or take any  other  action by way of mitigation  of the  amounts  (including  amounts  for  damages  for breach)
     payable to the Executive under any of the provisions of this Agreement and, except as provided in Subparagraphs 5a(ii)(2) and 5a(iii)(4), those amounts will not be reduced simply because the Executive  obtains other employment.
     If the Executive  finally  prevails on the substantial  claims brought with respect  to  any  dispute  between  Cinergy  and  the  Executive  as to the interpretation,  terms,  validity,  or  enforceability  of  (including  any dispute  about  the  amount of any  payment  pursuant  to) this  Agreement,
     Cinergy  agrees to pay all  reasonable  legal  fees and  expenses  that the
     Executive may reasonably incur as a result of that dispute.

8.   Arbitration.  The parties  agree that any dispute,  claim,  or  controversy based on common law,  equity,  or any  federal,  state,  or local  statute, ordinance,  or regulation (other than workers' compensation claims) arising out of or relating  in any way to the  Executive's  employment,  the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment,  including whether such a  dispute  is  arbitrable,  shall be  settled  by  arbitration.  This agreement  to  arbitrate  includes but is not limited to all claims for any form of illegal discrimination,  improper or unfair treatment or dismissal, and all  tort  claims.  The  Executive  will  still  have a right to file a discrimination  charge  with a  federal  or  state  agency,  but the  final resolution  of any  discrimination  claim will be submitted to  arbitration instead of a court or jury. The  arbitration  proceeding  will be conducted under the employment dispute  resolution  arbitration rules of the American
     Arbitration  Association  in  effect at the time a demand  for  arbitration under the  rules is made.  The  decision  of the  arbitrator(s),  including determination  of the amount of any damages  suffered,  will be  exclusive, final, and binding on all parties, their heirs, executors,  administrators, successors  and  assigns.  Each  party  will bear its own  expenses  in the arbitration for  arbitrators'  fees and attorneys' fees, for its witnesses, and for other expenses of presenting  its case.  Other  arbitration  costs, including administrative fees and fees for records or transcripts,  will be borne equally by the parties.  Notwithstanding  anything in this Section to the  contrary,  if the  Executive  prevails  with  respect  to any  dispute submitted to arbitration under this Section,  Cinergy will reimburse or pay all legal fees and expenses that the Executive  may  reasonably  incur as a result of the dispute as required by Section 7.

9.   Confidential  Information.  The Executive will hold in a fiduciary capacity for the  benefit of Cinergy,  as well as all of  Cinergy's  successors  and assigns, all secret, confidential information,  knowledge, or data relating to Cinergy,  and its  affiliated  businesses,  that the  Executive  obtains during the  Executive's  employment  by  Cinergy  or any of its  affiliated companies,  and that has not been or subsequently  becomes public knowledge
     (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).  During the Employment Period and thereafter, the Executive will not,  without  Cinergy's prior written consent or as may otherwise by required by law or legal  process,  communicate or divulge any such information, knowledge, or data to anyone other than Cinergy and those designated  by it. The  Executive  understands  that during the  Employment
     Period, Cinergy may be required from time to time to make public disclosure of the terms or existence of the  Executive's  employment  relationship  to comply with various laws and legal  requirements.  In addition to all other remedies available to Cinergy in law and equity,  this Agreement is subject to  termination  by  Cinergy  for Cause  under  Section 4b in the event the
     Executive violates any provision of this Section.

10.  Successors.

     a.   This  Agreement is personal to the Executive  and,  without  Cinergy's prior written consent,  cannot be assigned by the Executive other than
          Executive's  designation  of a  beneficiary  of  any  amounts  payable hereunder  after the Executive's  death.  This Agreement will inure to
          the  benefit  of  and  be   enforceable  by  the   Executive's   legal
          representatives.

     b.   This  Agreement  will  inure to the  benefit  of and be  binding  upon
          Cinergy and its successors and assigns.

     c.   Cinergy will require any  successor  (whether  direct or indirect,  by purchase, merger,  consolidation or otherwise) to all or substantially all of the business  and/or assets of Cinergy to assume  expressly and agree to perform  this  Agreement  in the same  manner and to the same extent that Cinergy  would be required to perform it if no  succession had taken place.  Cinergy's  failure to obtain such an assumption  and agreement prior to the effective date of a succession will be a breach of this Agreement and will entitle the Executive to compensation  from
          Cinergy in the same  amount and on the same terms as if the  Executive were to  terminate  his  employment  for Good  Reason upon a Change in
          Control, except that, for purposes of implementing the foregoing,  the date on which any such succession becomes effective will be deemed the
          Date of Termination.

11.  Definitions.   As  used  in  this  Agreement,  the  following  terms,  when capitalized, will have the following meanings:

     a.   Accounting  Firm.   "Accounting  Firm"  means  Cinergy's   independent
          auditors.

     b.   Accrued   Obligations.   "Accrued   Obligations"   means  the  accrued
          obligations described in Paragraph 5a(i).

     c.   Agreement. "Agreement" means this Employment Agreement between Cinergy and the Executive.

     d.   AIP Benefit.  "AIP Benefit"  means the Annual  Incentive  Plan benefit described in Subsection 5a(i).

     e.   Annual Base Salary.  "Annual Base Salary" means the annual base salary payable to the Executive pursuant to Subsection 3a.

     f.   Annual Bonus.  "Annual  Bonus" has the meaning set forth in Subsection
          5a(ii)(1).

     g.   Annual Incentive Plan. "Annual Incentive Plan" means the Cinergy Corp.
          Annual  Incentive  Plan or any similar plan or successor to the Annual
          Incentive Plan.

     h.   Board of Directors.  "Board of Directors" means the board of directors of the Company.

     i.   COBRA.  "COBRA" means the Consolidated  Omnibus Budget  Reconciliation
          Act of 1985, as amended.

     j.   Cause. "Cause" has the meaning set forth in Subsection 4b.

     k.   Change  in  Control.  "A  Change  in  Control"  will be deemed to have occurred if any of the  following  events  occur,  after the Effective
          Date:

          (i)  Any "person" or "group"  (within the meaning of subsection  13(d)
               and  paragraph  14(d)(2)  of the  1934  Act)  is or  becomes  the beneficial  owner (as  defined in Rule l3d-3 under the 1934 Act), directly  or  indirectly,  of  securities  of  the  Company  (not including in the securities  beneficially  owned by such a Person
               any  securities   acquired  directly  from  the  Company  or  its
               affiliates)  representing  more than twenty  percent (20%) of the
               combined   voting  power  of  the  Company's   then   outstanding
               securities,  excluding  any person who becomes  such a beneficial owner in connection with a transaction described in Clause (1) of
               Paragraph (ii) below; or

          (ii) There is consummated a merger or  consolidation of the Company or any direct or indirect  subsidiary  of the Company with any other corporation,  other than (1) a merger or consolidation that would result  in  the  voting  securities  of the  Company  outstanding immediately  prior to that merger or consolidation  continuing to represent (either by remaining  outstanding or by being converted into voting  securities of the surviving entity or its parent) at least sixty  percent  (60%) of the  combined  voting power of the securities of the Company or the  surviving  entity or its parent outstanding immediately after the merger or consolidation, or (2)
               a   merger   or    consolidation    effected   to   implement   a
               recapitalization of the Company (or similar transaction) in which no  person  is or  becomes  the  beneficial  owner,  directly  or indirectly,  of securities  of the Company (not  including in the securities  beneficially  owned by such a Person  any  securities acquired  directly from the Company or its affiliates  other than in  connection  with  the  acquisition  by  the  Company  or  its affiliates of a business)  representing  twenty  percent (20%) or
               more  of  the  combined   voting  power  of  the  Company's  then
               outstanding securities; or

          (iii)During any period of two (2) consecutive  years,  individuals who at the beginning of that period constitute the Board of Directors and  any  new  director  (other  than a  director  whose  initial
               assumption  of  office  is  in  connection   with  an  actual  or
               threatened  election  contest,  including  but not  limited  to a consent  solicitation,  relating to the  election of directors of the  Company)  whose  appointment  or election  by the  Company's shareholders  was approved or  recommended  by a vote of at least two-thirds (2/3) of the directors then still in office who either
               were   directors  at  the  beginning  of  that  period  or  whose appointment,  election, or nomination for election was previously so approved or  recommended  cease for any reason to constitute a majority of the Board of Directors; or

          (iv) The  shareholders  of the  Company  approve  a plan  of  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's  assets,  other than a sale or disposition  by the  Company of all or  substantially  all of the
               Company's  assets to an entity,  at least sixty  percent (60%) of the combined  voting power of the voting  securities of which are owned by  shareholders of the Company in  substantially  the same proportions as their ownership of the Company  immediately  prior to the sale.

     l.   Change in Control Bonus. "Change in Control Bonus" has the meaning set forth in Subsection 5a(iii)(1).

     m.   Chief Executive  Officer.  "Chief  Executive  Officer" means the chief executive officer of the Company.

     n.   Cinergy.  "Cinergy" means the Company,  its  subsidiaries,  and/or its affiliates, and any successors to the foregoing.

     o.   Code. "Code" means the Internal Revenue Code of 1986, as amended,  and interpretive rules and regulations.

     p.   Company. "Company" means Cinergy Corp.

     q.   Date of Termination. "Date of Termination" means:

          (i)  if the  Executive's  employment  is terminated by the Company for
               Cause, or by the Executive with Good Reason,  the date of receipt of the Notice of  Termination  or any later date specified in the notice, as the case may be;

          (ii) if the  Executive's  employment  is  terminated  by the Executive without Good Reason, thirty (30) days after the date on which the
               Executive notifies the Company of the termination;

          (iii)if the Executive's  employment is terminated by the Company other than for  Cause,  thirty  (30)  days  after the date on which the
               Company notifies the Executive of the termination; and

          (iv) if the  Executive's  employment is terminated by reason of death, the date of death.

     r.   Deferred  Compensation  Plan.  "Deferred  Compensation Plan" means the
          Cinergy Corp.  Non-Qualified  Deferred Incentive  Compensation Plan or
          any similar plan or successor to that plan..

     s.   Effective Date. "Effective Date" means May 15, 2001.

     t.   Employment  Period.  "Employment  Period" has the meaning set forth in
          Subsection 1b.

     u.   Excise Tax.  "Excise Tax" means any excise tax imposed by Code section
          4999, together with any interest, penalties, additional tax or similar items that are  incurred by the  Executive  with respect to the excise tax imposed by Code section 4999.

     v.   Executive. "Executive" means Bernard F. Roberts.

     w.   Executive  Retirement  Plans.  "Executive  Retirement Plans" means the
          Cinergy Corp.  Non-Union  Employees'  Pension Plan,  the Cinergy Corp.
          Supplemental  Executive  Retirement Plan and the Cinergy Corp.  Excess
          Pension Plan or any similar plans or successors to those plans.

     x.   Executive  Supplemental  Life Program.  "Executive  Supplemental  Life
          Program" means the Cinergy Corp. Executive Supplemental Life Insurance
          Program  or  any  similar   program  or  successor  to  the  Executive
          Supplemental Life Program.

     y.   401(k)  Excess  Plan.  "401(k)  Excess  Plan" means the Cinergy  Corp.
          401(k) Excess Plan, or any similar plan or successor to that plan.

     z.   Good Reason. "Good Reason" has the meaning set forth in Subsection 4d.

     aa.  Gross-Up  Payment.  "Gross-Up  Payment"  has the  meaning set forth in
          Subsection 5c.

     bb.  Long-Term Incentive Plan or LTIP. "Long-Term Incentive Plan" or "LTIP"
          means the long-term incentive plan implemented under the Cinergy Corp.
          1996 Long-Term  Incentive  Compensation  Plan or any successor to that plan.

     cc.  M&W  Plans.   "M&W   Plans"  has  the  meaning  set  forth  in
          Subparagraph 5a(ii)(3).

     dd.  Maximum Annual Bonus. "Maximum Annual Bonus" has the meaning set forth in Subsection 3b.

     ee.  Notice of  Termination.  "Notice of  Termination"  has the meaning set forth in Subsection 4f.

     ff.  Payment or Payments. "Payment" or "Payments" has the meaning set forth in Subsection 5c.

     gg.  Person. "Person" has the meaning set forth in paragraph 3(a)(9) of the
          1934 Act, as modified and used in  subsections  13(d) and 14(d) of the
          1934 Act; however, a Person will not include the following:

          (i)  Cinergy or any of its subsidiaries;

          (ii) A trustee or other fiduciary holding securities under an employee benefit plan of Cinergy or its subsidiaries;

          (iii)An  underwriter  temporarily  holding  securities  pursuant to an offering of those securities; or

          (iv) A corporation owned, directly or indirectly,  by the stockholders of the Company in  substantially  the same  proportions  as their ownership of stock of the Company.

     hh.  Qualifying  Termination.   "Qualifying   Termination"  means  (i)  the
          termination by the Company of the Executive's  employment with Cinergy other  than a  termination  for Cause or (ii) the  termination  by the
          Executive of the Executive's employment with Cinergy for Good Reason.

     ii.  Relocation  Program.  "Relocation  Program"  means the  Cinergy  Corp.
          Relocation  Program,  or any  similar  program  or  successor  to that program,  as in effect on the date of the  Executive's  termination of employment.

     jj.  Retirees' Dental Plan. "Retirees' Dental Plan" means the Cinergy Corp.
          Retirees'  Dental program or any similar  program or successor to that program.

     kk.  Retirees'  Medical  Plan.  "Retirees'  Medical Plan" means the Cinergy
          Corp. Retirees' Medical program or any similar program or successor to that program.

     ll.  Severance  Benefits.  "Severance  Benefits"  means  the  payments  and benefits payable to the Executive pursuant to Section 5.

     mm.  Stock Related Documents. "Stock Related Documents" means the LTIP, the
          Cinergy Corp.  Stock Option Plan,  and the Value Creation Plan and any
          applicable  administrative  guidelines and written agreements relating to those plans.

     nn.  Target Annual Bonus.  "Target  Annual Bonus" has the meaning set forth in Subsection 3b.

     oo.  Target  LTIP Bonus.  "Target  LTIP Bonus" has the meaning set forth in
          Subsection 3b.

     pp.  Value  Creation Plan.  "Value  Creation Plan" means the Value Creation
          Plan or any similar plan, or successor plan of the LTIP.

12.      Miscellaneous.

     a.   This  Agreement  will be governed by and construed in accordance  with the laws of the State of Ohio,  without  reference  to  principles  of conflict of laws.  The captions of this  Agreement are not part of its provisions and will have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended, or discharged except by an agreement in writing  signed by the party against whom  enforcement
          of  the  amendment,   modification,   repeal,  waiver,  extension,  or
          discharge is sought.  Only the Chief Executive Officer or his designee will have  authority  on behalf of Cinergy to agree to amend,  modify, repeal, waive, extend, or discharge any provision of this Agreement.

     b.   All notices and other  communications  under this Agreement will be in writing  and will be given by hand  delivery  to the other party or by
          Federal  Express  or  other   comparable   national  or  international
          overnight delivery service, addressed as follows:

                  If to the Executive:
                  -------------------
                  Bernard F. Roberts
                  Cinergy Corp.
                  139 East Fourth Street
                  P.O. Box 960
                  Cincinnati, Ohio  45201-0960

                  If to Cinergy:
                  -------------

                  Cinergy Corp.
                  221 East Fourth Street
                  Cincinnati, Ohio  45201-0960
                  Attn: Chief Executive Officer

                  or to such other address as either party has furnished to the other in writing in accordance with this Agreement. All
                  notices and communications will be effective when actually received by the addressee.

     c.   The invalidity or  unenforceability of any provision of this Agreement will not affect the validity or  enforceability of any other provision of this Agreement.

     d.   Cinergy may withhold  from any amounts  payable  under this  Agreement such  federal,  state,  or local taxes as are  required to be withheld pursuant to any applicable law or regulation.

     e.   The Executive's or Cinergy's  failure to insist upon strict compliance with any  provision  of this  Agreement  or the  failure to assert any right  the  Executive  or  Cinergy  may  have  under  this  Agreement, including  without  limitation the right of the Executive to terminate employment  for Good Reason  pursuant to Subsection 4d or the right of
          Cinergy to terminate the Executive's  employment for Cause pursuant to
          Subsection  4b, will not be deemed to be a waiver of that provision or right or any other provision or right of this Agreement.

     f.   References  in this  Agreement to the  masculine  include the feminine unless the context clearly indicates otherwise.

     g.   This  instrument  contains the entire  agreement of the  Executive and
          Cinergy  with  respect to the subject  matter of this  Agreement;  and subject to any agreements  evidencing stock option or restricted stock grants described in Subsection 3b and the Stock Related Documents, all
          promises,  representations,  understandings,  arrangements,  and prior agreements are merged into this Agreement and accordingly superseded.

     h.   This Agreement may be executed in counterparts,  each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

     i.   Cinergy and the Executive  agree that Cinergy  Services,  Inc. will be authorized  to act for Cinergy with respect to all aspects  pertaining to the administration and interpretation of this Agreement.

     IN WITNESS WHEREOF, the Executive and the Company have caused this
Agreement to be executed as of the Effective Date.

                                                CINERGY SERVICES, INC.

                                                By:_____________________________
                                                   James E. Rogers
                                                   Chairman and
                                                   Chief Executive Officer

                                                EXECUTIVE

                                                --------------------------------

                                                Bernard F. Roberts